                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          EVERGREEN RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              EVERGREEN RESOURCES, INC.
                       1000 Writer Square, 1512 Larimer Street
                                Denver, Colorado 80202
                                     303-534-0400

                          --------------------------------


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               To Be Held May 28, 1997



TO THE SHAREHOLDERS OF EVERGREEN RESOURCES, INC.:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Evergreen Resources, Inc., a Colorado corporation (the "Company") will be held on the 37th floor of the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, on May 28, 1997, at 10:00 a.m., Mountain Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:


    1.   To elect three (3) Directors of the Company;

    2. To transact such other business as properly may come before the meeting or any adjournment thereof.


Only holders of record of the Company's common stock at the close of business on April 28, 1997 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All Shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.




                                     JAMES S. WILLIAMS
                                     CHAIRMAN

Denver, Colorado
April 28, 1997

                               GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Evergreen Resources, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held on the 37th floor of the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, on May 28, 1997, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof. This Proxy Statement and the accompanying Proxy Card will be mailed to the Company's Shareholders on or about April 28, 1997.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and Employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.

Shares will not be counted as part of the vote on any business at the Meeting on which the Shareholder has abstained.

The Company has changed its Fiscal Year-end from March 31 to December 31.

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 is being mailed simultaneously to the Company's Shareholders, but does not constitute part of these proxy soliciting materials.


                     SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's no par value voting common stock, with each share entitled to one vote. Only Shareholders of record at the close of business on April 28, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 28, 1997 the Company had 9,392,220 shares of its no par value voting common stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding.

A majority of the Company's outstanding voting common stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is not permitted.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the identity of beneficial owners known to the Company to own five percent or more of the Company's common stock as of April 28, 1997. This information is based upon filings made by such persons with the Securities and Exchange Commission or upon information provided to the Company.

    NAME AND ADDRESS OF                  AMOUNT AND NATURE OF     PERCENT OF CLASS
     BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP       OUTSTANDING
    ------------------                   --------------------     ----------------
    Heartland Advisors, Inc.                  1,019,800                  9.1%
    790 North Milwaukee Street
    Milwaukee, WI 53202

    Gold Energy Inc.                            733,939   (1)            6.4%
    P.O. Box 2485
    Greenville, SC 29602

    Energy Investors Fund, LP                   378,952   (2)            3.4%
    200 Berkeley Street, 20th Floor
    Boston, MA  02116

    Energy Investors Fund II, LP              1,213,764   (3)           10.7%
    200 Berkeley Street, 20th Floor
    Boston, MA  02116

    Energy Investors Partners, LP               378,952   (4)            3.4%
    200 Berkeley Street, 20th Floor
    Boston, MA  02116

    Energy Investors Partners II, LP          1,213,764   (5)           10.7%
    200 Berkeley Street, 20th Floor
    Boston, MA  02116

    EIF Investors, Inc.                       1,592,716   (6)           14.2%
    1075 Noel Avenue
    Wheeling, IL  60090

    EIF Acquisition, L.L.C.                   1,592,716   (6)           14.2%
    1075 Noel Avenue
    Wheeling, IL  60090

    Indeck Capital, Inc.                      1,592,716   (6)           14.2%
    1075 Noel Avenue
    Wheeling, IL  60090

    Gerald R. Forsythe                        1,592,716   (6)           14.2%
    1075 Noel Avenue
    Wheeling, IL  60090

    John Hancock Mutual Life                  2,498,376   (7)           22.2%
    Insurance Company
    200 Claredon Street
    Boston, MA  02117

_____________

(1) Gold Energy Inc., a Delaware corporation, is 100% owned by Goldenergy Investments, Inc. ("Goldenergy"), a Panama corporation. The ultimate beneficial owners of the Company's shares held by Goldenergy are unknown to the management of the Company, which has no direct or indirect ownership of Goldenergy. The Company is unaware of any additional shares of Evergreen to which Goldenergy has the right to acquire beneficial ownership.
(2) Includes 14,452 shares issuable to warrants presently exercisable.
(3) Includes 185,548 shares issuable to warrants presently exercisable.
(4) Consists of shared voting and dispositive power over 364,500 shares and 14,452 warrants held directly by Energy Investors Fund, L.P. ("Fund I").
(5) Consists of shared voting and dispositive power over 1,028,216 shares and 185,548 warrants held directly by Energy Investors Fund II, L.P. ("Fund II").
(6) Consists of share voting and dispositive power over (1) 364,500 shares and 14,452 warrants held directly by Fund I and (2) 1,028,216 shares and 185,548 warrants held directly by Fund II.
(7) Consists of 905,660 shares issuable upon conversion of presently convertible outstanding Convertible Preferred Stock. Also includes shared voting and dispositive power over (1) and (2) as above in (6).

In addition to those persons set forth in the table above, CEDE & Co. was the record holder of more than 5% of the common stock as of April 28, 1996; however, the Company does not know the nature of the beneficial ownership of such shares.

                        SECURITIES OWNERSHIP OF MANAGEMENT

The following table provides information as of April 24, 1996, regarding the Company's common stock beneficially owned by each Director, nominee for Director and each officer.

    NAME AND ADDRESS OF               AMOUNT AND NATURE OF     PERCENT OF CLASS
     BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP       OUTSTANDING
    -------------------               --------------------     ----------------

    Alain Blanchard                           39,590  (1)(4)            .4%
    98 Avenue Moliere
    Brussels, Belgium

    Dennis R. Carlton                        145,796  (2)              1.3%
    7776 S. Marshall Ct.
    Littleton, CO 80123

    Kevin R. Collins                          33,000  (3)               .3%
    7520 S. Emerson St.
    Littleton, CO 80122

    Larry D. Estridge                         21,000  (4)               .2%
    106 Lady Banks Lane
    Greenville, SC  29650

    J. Keither Martin                          9,500  (5)               .1%
    3 Sequoia Street
    Golden, CO 80401

    John J. Ryan III                         259,732  (6)              2.3%
    13 avenue de Bude
    1202 Geneva  Switzerland

    Mark S. Sexton                           166,672  (7)              1.5%
    4059 Witter Gulch Road
    Evergreen, CO 80439

    Scott D. Sheffield                         4,700                   .04%
    20 Hialeah
    Midland, TX  79705

    Ian M. Thomson                            35,000  (8)               .3%
    Phoenix Court
    Bartholomew Street
    Newbury Berkshire RG14 5QA
    United Kingdom

    James S. Williams                        135,040  (9)              1.2%
    2800 S. University Blvd. #158
    Denver, CO 80210

    All Officers and Directors               850,030                   7.6%
    As A Group (10 Persons)

--------------------------
 (1) Director of Gold Energy Inc. Disclaims any beneficial ownership in shares owned by Gold Energy Inc.
 (2) Includes 75,450 shares issuable pursuant to stock purchase warrants presently exercisable.

 (3) Includes 15,000 shares issuable pursuant to stock purchase warrants presently exercisable.
 (4) Includes 20,000 shares issuable pursuant to stock purchase warrants presently exercisable.
 (5) Includes 2,000 shares issuable pursuant to stock purchase warrants presently exercisable.
 (6) Includes 30,000 shares issuable pursuant to stock purchase warrants presently exercisable.
 (7) Includes 78,450 shares issuable pursuant to stock purchase warrants presently exercisable.
 (8) Includes 35,000 shares issuable pursuant to stock purchase warrants presently exercisable.
 (9) Includes 66,500 shares issuable pursuant to stock purchase warrants presently exercisable.

There is no arrangement, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

The Articles of Incorporation of Evergreen Resources, Inc. provide that the members of the Company's Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year.

To be elected as a Director, each nominee must receive the favorable vote of a majority of the shares represented and entitled to be voted at the Meeting. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of the nominee named below as Director for the term specified. If the nominee becomes unavailable for any reason, the persons named in the form of proxy are expected to consult with management of the Company in voting the shares represented by them. Management has no reason to believe that the nominee will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominee intends to serve the term for which election is sought.

The Board of Directors has nominated one person for election as Director at this Meeting to serve for a three year term. The nominee is currently serving as a Director and has consented to serve for the new term.

                   PRESENT DIRECTORS NOMINATED FOR RE-ELECTION

                                                              Director  Term to
    Name                 Age            Position               Since     Expire
    ----                 ---            --------              --------  -------
Alain Blanchard          55             Director               1989       2000
Larry D. Estridge        53             Director               1989       1999
Scott D. Sheffield       44             Director               1996       2000

                  CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                              Director    Term
    Name                 Age            Position               Since     Expires
    ----                 ---            --------              --------   -------
Dennis R. Carlton        45     Vice President and Director    1995       1998
John J. Ryan III         69     Director                       1989       1999
Mark S. Sexton           41     President, CEO and Director    1995       1998
James S. Williams        62     Chairman and Director          1981       1998

There is no family relationship between any Director, executive or person nominated or chosen by Evergreen to become a Director or Executive Officer.

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

No Director or Executive Officer of the Company or nominee for election as a Director has been indebted to the Company or its subsidiaries at any time since the beginning of the Company's last fiscal year in any amount.

Additional information regarding the nominee for election as a Director and the continuing Directors of the Company is as follows:

                                     NOMINEES

ALAIN BLANCHARD - DIRECTOR

Mr. Blanchard was named Director of Evergreen in May 1989. From 1983 until 1988 Mr. Blanchard was an Associate and shareholder of Laidlaw Adams and Peck. A resident of Brussels, Belgium, he has managed discretionary funds for private and institutional clients for over 20 years and continues to do so. Mr. Blanchard graduated from the University of Paris with a doctorate in economics and a degree in political science.

LARRY D. ESTRIDGE - DIRECTOR

Mr. Estridge was named a Director of Evergreen in May 1989. He received an A.B. degree from Furman University in 1966 and a J.D. from Harvard University School of Law in 1969. He resides in Greenville, South Carolina, and is a partner in the law firm of Wyche, Burgess, Freeman & Parham, P.A. He has been affiliated with the Wyche law firm since July 1972. He has represented Evergreen and a number of affiliated companies for over 10 years.

SCOTT D. SHEFFIELD - DIRECTOR

Mr. Sheffield was named a Director of Evergreen in September 1996. Mr Sheffield is currently Chairman, President and CEO of Parker & Parsley Petroleum Company (NYSE "PDP") and has been since April of 1985. From 1979 to April 1985 he was employed by Parker & Parsley in various engineering positions, serving from 1981-1985 as Vice President of Engineering. Mr. Sheffield obtained a Bachelor of Science Degree in Petroleum Engineering from the University of Texas in 1975. He resides in Midland, Texas.

                               CONTINUING DIRECTORS

DENNIS R. CARLTON - VICE PRESIDENT EXPLORATION AND DIRECTOR
                    PRESIDENT - EVERGREEN OPERATING CORPORATION ("EOC")

Mr. Carlton was named a Director of Evergreen in March 1995. He received a Bachelor of Science degree in Geology in 1972 and a Master of Science degree in Geology in 1975 from Wichita State University. He joined Evergreen in December 1981 as Vice President Geology. He was named a Director in March 1985 and President in December 1986. He served as President and a Director until May 1989 when he was named Executive Vice President of EOC. In May 1991 he was named Vice President Exploration of Evergreen. In June 1995 he was named President of EOC. He resides in Littleton, Colorado and devotes full time to Evergreen.

JOHN J. RYAN III - DIRECTOR
                   CHAIRMAN - EVERGREEN RESOURCES (U.K.) LTD.

Mr. Ryan was named a Director of Evergreen in May 1989. Since 1982 he has been engaged in international tax and investment activities. Mr. Ryan, a resident of Geneva, Switzerland, is also Chairman of Evergreen Resources (U.K.) Ltd.

MARK S. SEXTON - PRESIDENT, CEO AND DIRECTOR
                 CEO- EOC

Mr. Sexton was named a Director of Evergreen in March 1995 and President and CEO in June 1995. He has managed the daily activities of Evergreen Operating Corporation ("EOC") since 1987 and was named Vice President Operations for Evergreen and President of EOC in 1989. A Registered Professional Engineer in Colorado, Mr. Sexton graduated in 1978 from Stanford University with a B.S. degree in Mechanical Engineering.

From 1978 to 1982, he was employed in various engineering and financial positions with Amoco Production Company. From 1982 to 1985, he was employed with Norwest Bank Minneapolis as Manager of Engineering and Evaluations.
From January 1986 to June 1987, he was President of Sound Energy Development Co. and Managing Director of the Carbon River Energy Partnership. He resides in Evergreen, Colorado and devotes full time to Evergreen.

JAMES S. WILLIAMS - CHAIRMAN AND DIRECTOR

Mr. Williams has been the Chairman and a Director of Evergreen since founding the Company in 1981. Mr. Williams graduated in 1956 from Columbia College and has been engaged in U.S. and international oil and gas activities for over twenty-three years. Mr. Williams resides in Denver, Colorado and devotes full time to Evergreen.


                       MEETINGS OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held sixteen meetings, formally or by consent, during the fiscal period ended December 31, 1996. No incumbent Director attended fewer than 75% of such meetings.

The Audit Committee, presently composed of Alain Blanchard, Larry D. Estridge and James S. Williams, was formed on May 11, 1989. The Committee recommends to the Board the firm to be employed as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. One meeting was held during the fiscal period ended December 31, 1996.

The Compensation Committee, formed in August 1990, is presently composed of Mark
S. Sexton and Larry D. Estridge. The Compensation Committee assists the Board in establishing compensation for key Employees. Two meetings were held during the fiscal period ended December 31, 1996.


                      BUSINESS EXPERIENCE OF KEY MANAGEMENT

KEVIN R. COLLINS - VICE PRESIDENT FINANCE, TREASURER AND CHIEF FINANCIAL
                   OFFICER

Mr. Collins joined Evergreen as Vice President and Treasurer in July 1995. He received a B.S. in Business Administration and Accounting from the University of Arizona in 1980, and became a CPA in 1983. Mr. Collins has been involved in public accounting for over twelve years. From 1986 to 1994 he was employed by BDO Seidman, Denver where he rose to the position of Senior Manager. He was with Ehrhardt Keefe Steiner & Hottman, CPA's, Denver from October 1994 to June 1995. He resides in Littleton, Colorado and devotes full time to Evergreen.

J. KEITHER MARTIN - SECRETARY
                    CONTROLLER - EOC

Mr. Martin was named Secretary of Evergreen in June 1995. He has served as Controller for EOC since 1984. During the previous sixteen years, Mr. Martin was employed by Anderson Oil Company as Director of Financial Information. He resides in Golden, Colorado and devotes full time to Evergreen.

IAN M. THOMSON - MANAGING DIRECTOR
                 EVERGREEN RESOURCES (U.K.) LTD.

Mr. Thomson graduated in 1961 from Edinburgh University with a BSc (Hons) degree in engineering followed by post-graduate studies at Imperial College, London.
He was a Board Director of the Laird Group PLC, a leading U.K. industrial conglomerate, responsible for a mining equipment subsidiary in the U.K., U.S. and other countries. He presently holds various non-executive directorships in U.K. industrial and manufacturing companies. Mr. Thomson resides in Oxford, England.

FLOYD TRUJILLO - GAS MARKETING MANAGER

Mr. Trujillo joined EOC as Production Supervisor in 1988. From 1986-1988 he was employed by Consolidated Oil & Gas as a Production Analyst. From 1983-1986 he was employed by Henderson Petroleum as Production Supervisor. Mr. Trujillo resides in Denver and devotes full time to Evergreen.

TERM OF OFFICE

Each Officer holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The information contained in the following Summary Compensation Table for the fiscal years ended March 31, 1996, and 1995, and the nine month fiscal period ended December 31, 1996.






                                                                 LONG TERM COMPENSATION
                                                             -------------------------------
                                   ANNUAL COMPENSATION             AWARDS            PAYOUTS
                                ---------------------------  ---------------------   -------
                                                             RESTRICTED
                      FISCAL                   OTHER ANNUAL    STOCK                  LTIP     ALL OTHER
NAME AND              YEAR/     SALARY  BONUS  COMPENSATION   AWARD(S)    WARRANTS   PAYOUTS  COMPENSATION
PRINCIPAL POSITION   PERIOD       ($)    ($)      ($)(1)       ($)(2)        (#)       ($)        ($)
----------------------------------------------------------------------------------------------------------
Dennis R. Carlton    12/31/96   60,000               0         23,963      30,000       0          0
Vice President and a  1996      86,750    0          0         31,875         0         0          0
Director              1995      73,334    0          0         32,917         0         0          0
----------------------------------------------------------------------------------------------------------
Mark S. Sexton       12/31/96   60,000    0          0         23,963      33,000       0          0
President, CEO and a  1996      86,750    0          0         31,875         0         0          0
Director              1995      73,334    0          0         32,917         0         0          0
----------------------------------------------------------------------------------------------------------
James S. Williams    12/31/96   60,000    0          0         23,963      22,500       0          0
Chairman and a        1996      86,742    0          0         39,463         0         0          0
Director              1995      68,333    0          0         37,220         0         0          0
----------------------------------------------------------------------------------------------------------

(1) For each of the named Executives, the aggregate amount of perquisites and other personal benefits did not exceed 10% of the Executive's total annual salary and bonus.

(2) The references to "SARs" in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Corporation has never authorized any SARs.

WARRANT GRANTS

The following table sets forth information pertaining to five-year stock purchase warrants granted to the named executives during the last fiscal period.

                                                                                    Potential
                        Number of   % of Total                                 Realizable Value at
                       Securities    Warrants                                     Assumed Annual
                       Underlying   Granted to     Exercise                    Rates of Stock Price
                        Warrants    Employees      or Base                         Appreciation
                        Granted     in Fiscal       Price       Expiration     For Warrant Term [2]
Name                      (#)        Period      ($/Share)[1]      Date         5%              10%
-------------------    ----------   ----------   ------------   ----------    -----------------------
Dennis R. Carlton       30,000        17.6%          7.00         9/5/01      $57,300        $128,000

Mark S. Sexton          33,000        19.3%          7.00         9/5/01      $64,350        $141,000

James S. Williams       22,500        13.2%          7.00         9/5/01      $43,875        $ 96,000

[1] The exercise price is above the market price of the Company's Common Stock on the date of the grant.
[2] The amounts disclosed in these columns, which reflect appreciation at the 5% and 10% rates recommended by the SEC, are not intended to be a forecast of the Company's Common Stock price and are not intended to be indicative of the actual values which may be realized by the named executives.

WARRANT/OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named Executives of the Company concerning the exercise of options/warrants during the last fiscal year and unexercised warrants held as of the end of the fiscal year.

                                                                 Value of
                                             Number of          Unexercised
                                            Unexercised         In-The-Money
                      Shares              Warrants/Options     Warrants/Options
                     Acquired    Value        FY End (#)          FY End ($)
                   on Exercise  Realized   Exercisable (E)/    Exercisable (E)/
Name                   (#)        ($)     Unexercisable (U)    Unexercisable (U)
-----------------  -----------  --------  -----------------    -----------------
Dennis R. Carlton       0          0         75,450  (E)         $108,956 (E)

Mark S. Sexton          0          0         78,450  (E)         $112,706 (E)

James S. Williams       0          0         66,500  (E)         $ 92,875 (E)

During the fiscal period ended December 31, 1996, the Company deferred no compensation to the persons named in the preceding tables.

                           REPORT ON EXECUTIVE COMPENSATION

The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced Executives whose financial interest is aligned with that of the Shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation.

Base salaries for each of the Company's Executives are determined by taking into consideration performance, length of tenure with the Company and compensation by Industry competitors for comparable positions. In order to determine comparable salary levels paid within the Industry, the Committee reviews various surveys and publicly filed information of its competitors.

Executive performance may be measured by several criteria that are considered important to the Company's success. These criteria are not specifically weighted in the determination of whether to award an annual bonus to an Executive, since the relative importance of such criteria may change from year to year and the relative responsibilities of each Executive in the achievement of each of the objectives may differ. Examples of criteria considered are: quantity of oil and gas reserves, production and cash flow added; finding cost of oil and gas reserves; control of lifting costs; project development, and overall financial management.

The Company also utilizes restricted stock, stock options and/or stock purchase warrants as incentives for Executives. The size of such grants is dependent on individual performance, level of responsibility and base salary, and the number of restricted shares, options and/or warrants in relation to the total outstanding shares of Common Stock and Common Stock equivalents.

In the nine month fiscal period ended December 31, 1996, Mark S. Sexton, President and CEO, received $83,963 of compensation for his services.

During the fiscal period ended December 31, 1996, the Committee approved restricted stock grants to members of Management as additional compensation.

                    SUBMITTED BY THE BOARD OF DIRECTORS

                               PERFORMANCE GRAPH

The following performance graph reflects yearly percentage change in (i) the Company's cumulative, five year total stockholder return on Common Stock as compared with the cumulative, five year total return of (ii) the National Securities Dealers Automated Quotation System ("NASDAQ") Stock Market Index of U.S. Companies and (iii) a peer group index. The NASDAQ index and the peer group index were supplied by the Center for Research in Security Prices
(CRSP), an independent third-party source, and is comprised of approximately 155 companies categorized under the Standard Industrial Classification Number 13 (Oil and Gas Extraction) applicable to the Company. All cumulative returns are calculated on a fiscal year basis ending on December 31 of each year.


      12/31/91    12/31/92    12/31/93    12/31/94    12/30/95    12/29/96
      --------    --------    --------    --------    --------    --------

        100.0       113.5        79.4        59.6        56.7        93.6

        100.0       116.4       133.6       130.6       184.7       227.2

        100.0       103.5       133.0       124.3       153.7       252.7



---------------------------------------------------------------------------------------------------------------------
                                                       LEGEND

SYMBOL   CRSP TOTAL RETURN INDEX FOR:                12/31/91   12/31/92   12/31/93   12/31/94   12/30/95   12/29/96
------   ----------------------------                --------   --------   --------   --------   --------   --------

 --      EVERGREEN RESOURCES, INC.                     100.0      113.5        79.4       59.6      56.7       93.6
 **      Nasdaq Stock Market (US Companies)            100.0      116.4       133.6      130.6     184.7      227.2
 ++      NASDAQ Stocks (SIC 1300-1399 US Companies)    100.0      103.5       133.0      124.3     153.7      252.7
         Oil and gas extraction

Notes:

  A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.  The index level for all series was set to $100.0 on 12/31/91.
---------------------------------------------------------------------------------------------------------------------

                              OTHER INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To the Company's knowledge, during the fiscal period ended December 31, 1996, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

COMPENSATION OF DIRECTORS

Directors of the Company receive fees of $100 per meeting for their attendance at meetings of the Company's Board of Directors and have currently waived these fees. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and Shareholder's meetings. Directors who are not Officers or are not on salary with the Company receive $15,000 per year.

EMPLOYEE STOCK OWNERSHIP PLAN

In May 1991 the Company established an Employee Stock Ownership Plan ("ESOP"), to provide eligible Employees with retirement benefits.

Employees are eligible to participate in the ESOP upon completing one year of service. Contributions to the ESOP are made at the discretion of the Company and can be made in cash or other property as the Trustee considers appropriate. These contributions are used to purchase the Company's stock.
A participant generally is fully vested after five years of service or upon his or her death, disability or retirement.

Shares of common stock acquired by the ESOP are allocated each year to the account of each participant according to a formula based upon the participant's compensation. On July 15, 1991 the Company contributed $50,000 to the ESOP which acquired, in an open market transaction, 11,750 shares of Evergreen common stock. The Company has subsequently contributed shares of restricted Evergreen common stock to the ESOP as follows: April 2, 1992 - 10,000 shares; June 17, 1993 - 15,000 shares; December 29, 1993 - 15,000 shares; December 1995 - 10,000 shares; July 1996 -10,000 shares.

KEY EMPLOYEE EQUITY PLAN

On August 12, 1992, the Shareholders ratified a Key Employee Equity Plan ("the Plan"). Under this Plan, to be administrated by the Compensation Committee, Key Employees, as designated by the Board, may receive stock bonuses, stock purchase warrants or stock options, in order to bring total compensation in line with industry levels.

In no event will the Plan be granted stock or warrants which in their totality exceed 10% of the fully diluted issued and outstanding shares, including outstanding stock options or stock purchase warrants of the Company, as of the date of each annual grant. In no event will the value of stock or warrant grants under the Plan exceed the total gross compensation actually paid said Key Employees during the prior fiscal year. Value will be determined by the Board.

The Company will issue to the Officers and/or Directors listed below new five year warrants to purchase Common Stock exercisable at $7.00 per share in each of the next four years, as follows:

                                      Number of Warrants to be Issued
                                ------------------------------------------
                                 1997        1998        1999        2000
                                ------      ------      ------      ------
Dennis R. Carlton               17,500      17,500      17,500      17,500
Kevin R. Collins                 8,750       8,750       8,750       8,750
Mark S. Sexton                  19,250      19,250      19,250      19,250
James S. Williams               13,125      13,125      13,125      13,125

The warrants will be issued in 1997, 1998, 1999 and 2000 only if the Company experiences at least twenty percent growth over the previous fiscal year (including the nine month period ended December 31, 1996) in each of the following three categories: total proved developed reserves, total production, and cash flow. Additionally, in order to qualify for the warrants, the Officers and/or Directors must be employed by the Company as of the last day of each fiscal year.

Except for the Warrants described above, any future options or warrants granted to Officers, Directors or Employees of the Company will be at an exercise price per share of no less than 100% of the fair market value on the date of such grants.

EMPLOYEE RETIREMENT PLAN

The Company's employee retirement plan, the 401(k) Plan, was established effective January 1, 1997 to provide an additional means of attracting and retaining qualified employees. Under the 401(k) Plan, the Company will contribute on behalf of each employee 50 percent of the contribution made by that employee, up to a maximum contribution by the Company of six percent of that employee's gross salary for a particular pay period. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan. The Corporation may make an additional annual contribution, completely at the discretion of the Compensation Committee, and based upon the performance of the Corporation that year. Employees will vest 20% per year for each year following the first year of employment.

TRANSACTIONS WITH MANAGEMENT

No Director or Executive Officer of the Company, nominee for election as a Director, security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons, has had any material transaction since the beginning of the Company's last fiscal year, or has any currently proposed material transaction, to which the Company was or is to be a party, in any amount.

                          INDEPENDENT AUDITORS

BDO Seidman, LLP, currently serves the Company as independent auditors. Representatives of BDO Seidman, LLP, will be present at the Annual Meeting and will be available to respond to appropriate questions from Shareholders.

                            OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgement of the persons voting them.

              DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a Shareholder to be presented at the Company's 1998 Annual Meeting must be received at the offices of the Company, 1000 Writer Square, 1512 Larimer Street, Denver, Colorado 80202, no later than December 15, 1997.

                                            JAMES S. WILLIAMS
                                            CHAIRMAN

Denver, Colorado
April 28, 1997

PROXY                                                                    PROXY


                         EVERGREEN RESOURCES, INC.
                    SOLICITED BY THE BOARD OF DIRECTORS
   FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MAY 28, 1997


The undersigned hereby constitutes and appoints James S. Williams and Mark S. Sexton, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, at 10:00 a.m., Mountain Daylight Time, on May 28, 1997, and any and all adjournments thereof, for the following purposes:

1.  The election of three (3) Directors of the Company.

    / /  FOR the nominee listed below (except as marked to the contrary):

            Alain Blanchard     Larry D. Estridge      Scott D. Sheffield

    / /  WITHHOLD AUTHORITY to vote for the nominees.

2.  To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                                      (Continued on other side)

                                             The undersigned hereby acknowledges
                                             receipt of the Notice of Annual
                                             Meeting of Shareholders, Proxy
                                             Statement and Annual Report to
                                             Shareholders furnished therewith.

                                             Dated:                       , 1997
                                                    ----------------------

                                             -----------------------------------

                                             -----------------------------------

                                             Signature(s) should agree with the
                                             name(s) hereon.  Executors,
                                             administrators, trustees, guardians
                                             and attorneys should indicate when
                                             signing.  Attorneys should submit
                                             powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EVERGREEN RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY TO EVERGREEN RESOURCES, INC., 1512 LARIMER STREET SUITE 1000, DENVER, COLORADO 80202. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.